UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2007

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2328 West Joppa Road
Lutherville, Maryland	21093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                Entry into a Material Definitive Agreement.

On October 3, 2007, Bay National Bank (a wholly owned subsidiary of Bay National Corporation) (the “Bank”) entered into a lease agreement with its landlord, COLUMBIA 100, LLC pursuant to which the Bank agreed to lease 3,211 square feet of space on the third floor of a building located at 8820 Columbia 100 Parkway, Suite 301, Columbia, MD 21045.  The Bank intends to use this space for its Howard County loan production office.

Pursuant to the lease agreement, the Bank agreed to an initial lease term of five years.  The Bank was also provided the right to renew the lease for two additional five-year terms.  As part of this agreement, the aggregate rent due under the lease is $6,783.24 monthly from commencement for a term of 12 months.  For each lease year thereafter, including any lease years during any renewal term, the yearly base rent will increase by three percent.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                Financial Statements and Exhibits.

    (d)    Exhibits

10.15                      Lease Agreement dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: October 9, 2007	By: /s/ Hugh W. Mohler
Hugh W. Mohler, President

EXHIBIT INDEX

10.15                 Lease Agreement dated October 3, 2007